                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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                        Frontier Financial Corporation
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
                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                  P.O. BOX 2215
                            EVERETT, WASHINGTON 98203

                     NOTICE OF ANNUAL MEETING OF SHAREOWNERS


TO THE SHAREOWNERS OF FRONTIER FINANCIAL CORPORATION:

The 1998 annual meeting of shareowners of Frontier Financial Corporation will be held at Everett Golf & Country Club, 1500 52nd Street, Everett, Washington on Thursday, April 16, 1998, at 7:30 p.m. for the following purposes:

(1)   To elect fourteen (14) members of the Board of Directors.

(2) To consider and vote upon certain amendments to the Corporation's Articles of Incorporation, as follows:

      (a) An amendment to restate the objects and purposes of the Corporation and to eliminate the provision relating to distributions;

      (b) An amendment to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and to create a class of preferred stock, with 10,000,000 shares authorized;

      (c) An amendment to create a classified board of directors, and to provide that a director may be removed only for cause; and

      (d) An amendment to limit the personal liability of directors of the Corporation to the full extent allowed under Washington law.

(3) To consider and vote upon an amendment to the Corporation's Incentive Stock Option Plan.

(4)   To act on such other matters as may properly come before the meeting.

Only shareowners of record at the close of business on March 10, 1998, and certain beneficial owners, are entitled to notice of and to vote at the meeting and/or any adjournment thereof.

Whether or not you plan to attend the meeting, you may vote by completing, signing, dating, and promptly returning the accompanying proxy in the enclosed postage-paid envelope. Your proxy may be revoked at any time prior to the time it is voted.

                                       By Order of the Board of Directors


                                       James F. Felicetty
                                       Secretary/Treasurer
Everett, Washington
March 20, 1998


     PLACE AND TIME OF                  Everett Golf & Country Club
     ANNUAL MEETING:                    1500 52nd Street
                                        Everett, Washington April 16, 1998,
                                        7:30 p.m.

                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                  P.O. BOX 2215
                            EVERETT, WASHINGTON 98203


                                 PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frontier Financial Corporation (the "Corporation"). The proxy is to be voted at the annual meeting of the shareowners of the Corporation on Thursday, April 16, 1998, at 7:30 p.m. at the Everett Golf & Country Club, 1500 52nd Street, Everett, Washington, and any adjournment thereof. If the enclosed proxy is properly completed in the appropriate spaces, signed, dated, and returned, it will be voted as specified in the proxy. If no specification is made on the proxy, it will be voted at the discretion of the proxy holders in accordance with the recommendations of management on all matters as may properly come before the meeting or any adjournment thereof. A shareowner granting the enclosed proxy may revoke it prior to its exercise by voting at the meeting in person, or by giving notice of his or her revocation of the proxy to the Corporation's Secretary at the address shown on the Notice of Meeting.

All costs of the solicitation of the proxies will be borne by the Corporation. These proxy materials, together with the 1997 Annual Report to Shareowners, were first mailed to shareowners of record on or about the 20th day of March, 1998.


                             PURPOSE OF THE MEETING

At the annual meeting, shareowners will be asked:

      (1)   To elect fourteen (14) members of the Board of Directors.

      (2) To consider and vote upon certain amendments to the Corporation's Articles of Incorporation, as follows:

            (a) An amendment to restate the objects and purposes of the Corporation and to eliminate the provision relating to distributions;

            (b) An amendment to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and to create a class of preferred stock, with 10,000,000 shares authorized;

            (c) An amendment to create a classified board of directors, and to provide that a director may be removed only for cause; and

            (d) An amendment to limit the personal liability of directors of the Corporation to the full extent allowed under Washington law.

      (3) To consider and vote upon an amendment to the Corporation's Incentive Stock Option Plan.

      (4) To act on such other matters as may properly come before the meeting.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


As of March 10, 1998, the Corporation had 7,357,935 shares of Common Stock ("stock") outstanding, which represents the only class of stock of the Corporation, and the only class of securities entitled to vote at the annual meeting. Only shareowners of record at the close of business on March 10, 1998, and certain beneficial owners will be entitled to notice of and to vote in person at the meeting and/or any adjournment thereof. A majority of the outstanding stock of the Corporation represented at the meeting in person or by proxy shall constitute the quorum of shareowners necessary to transact business.

A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Shareowners are not entitled to cumulative voting rights in the election of Directors. Abstentions from voting on the election of Directors have no effect on the outcome of this proposal since the votes have not been cast in favor of any nominee. The proposal to approve the amendment to the Corporation's Incentive Stock Option Plan will be approved if the votes duly cast in favor of the proposal exceed the votes duly cast against such proposal. Abstention from voting and broker nonvotes on this proposal will have no impact on the outcome of the proposal since no vote has been cast for or against it. Each of the proposals to approve amendments to the Corporation's Articles of Incorporation will be approved if a majority of the Corporation's outstanding shares entitled to vote on the applicable proposal votes in favor of such proposal. Abstentions from voting and broker nonvotes on these proposals have the effect of voting against the applicable proposal since they are one less vote in favor of such proposal.


                              ELECTION OF DIRECTORS

Assuming adoption and effectiveness of the Corporation's proposed amendment to its Articles of Incorporation that provides for a classified Board of Directors, the Board of Directors will be divided into three classes, each class to be as nearly equal in number as possible. See "Proposals to Approve Amendments to Articles of Incorporation -- (c) Amendment to Create a Classified Board of Directors and to Provide that Directors may be removed only for Cause." As indicated below, the Directors' terms will expire at the first, second or third annual meeting of shareowners after their election by the shareowners. Fourteen directors will be elected at the 1998 Annual Meeting, to be divided into the classes and to hold office for the terms specified below. If, for any reason, this proposed amendment to the Corporation's Articles of Incorporation does not become effective, each director elected at the 1998 Annual Meeting will hold office until the next annual meeting of shareowners, and until a successor has been elected and qualified.

Management and the Board recommend the election of the nominees listed below. In the event any nominee should not continue to be available for election, the discretionary authority provided in the proxy will be exercised to vote for the remainder of those nominated or for such other person or persons as may be designated by the Board. The Board is not presently aware of any circumstances that would render any nominee unavailable for election to serve as a director.

All of the nominees named below are members of the present Board of Directors of the Corporation. All nominees have been engaged in the described principal occupation during the past five (5) years.

Nominees for Election -- Terms Expire in 1999 (Class 1). The following individuals are the nominees of the Board of Directors to serve, following the effectiveness of the proposal to amend and restate the Corporation's Articles of Incorporation, until the 1999 annual meeting of shareowners:

                               YEAR FIRST BECAME
        NAME             AGE       A DIRECTOR               PRINCIPAL OCCUPATION
        ----             ---   -----------------            --------------------

Robert J. Dickson        64           1978           President and Chief  Executive  Officer,
                                                     the Corporation and Frontier Bank

Edward D. Hansen         58           1978           Mayor of Everett; President, Golf N.W.

William H. Lucas         70           1978           Chiropractor

Edward J. Novack         71           1978           Attorney

Darrell J. Storkson      55           1997           Owner, Evergreen Lanes

Nominees for Election -- Terms Expire in 2000 (Class 2). The following individuals are the nominees of the Board of Directors to serve, following the effectiveness of the proposal to amend and restate the Corporation's Articles of Incorporation, until the 2000 annual meeting of shareowners:

                               YEAR FIRST BECAME
        NAME             AGE       A DIRECTOR               PRINCIPAL OCCUPATION
        ----             ---   -----------------            --------------------

Lucy DeYoung             48           1997        President, DeYoung & Company (financial
                                                  investment advisory services)

J. Donald Regan          72           1983        Retired dairyman

Roy A. Robinson          70           1978        President, Roy Robinson Chevrolet

William J. Robinson      54           1978        Partner, Robinson Properties and
                                                  Investments (real estate development)

Edward C. Rubatino       67           1978        President, Rubatino Refuse Removal, Inc.

Nominees for Election -- Terms Expire in 2001 (Class 3). The following individuals are the nominees of the Board of Directors to serve, following the effectiveness of the proposal to amend and restate the Corporation's Articles of Incorporation, until the 2001 annual meeting of shareowners:

                               YEAR FIRST BECAME
        NAME             AGE       A DIRECTOR               PRINCIPAL OCCUPATION
        ----             ---   -----------------            --------------------

George E. Barber         55           1997        Chairman, First Western Investments
                                                  (hospitality, retail and other real
                                                  estate investments)

David A. Dujardin        66           1978        President, Dujardin Custom Homes

James H. Mulligan        66           1989        President, Emerald Development Company,
                                                  Inc. (real estate development)

Roger L. Rice            73           1978        Retired dentist

IT IS THE INTENTION OF THE PERSON NAMED IN THE PROXY TO VOTE FOR THE ELECTION OF THE NOMINEES ABOVE.

The Corporation's Board of Directors, once elected by the shareowners, will appoint members of the Board of Directors of Frontier Bank and FFP, Inc., which are each wholly subsidiaries of the Corporation. The present Board of Directors of the Corporation has recommended that the above individuals be appointed Directors of Frontier Bank and FFP, Inc.


                       DIRECTOR'S MEETINGS AND COMMITTEES

The Board of Directors of the Corporation held seven meetings in 1997. However, since the Boards of Frontier Bank and the Corporation are the same, the directors at each Board meeting of Frontier Bank, of which 12 were held in 1997, review the financial records of the Corporation. Frontier Bank's Board of Directors has established certain standing committees, including the Audit Committee, and Personnel Committee. Each member of the Board of Directors attended at least 75% of the Board and Committee meetings of which they were a member.

Audit Committee. The main function performed by the Audit Committee includes making or causing to be made suitable audits of the Corporation and its subsidiaries; review with the independent public accountants, the plan, scope, and results of the audit engagement; review of the Federal Deposit Insurance Corporation and State examination reports, and reviewing the adequacy of internal accounting systems and controls. The results of the audits and recommendations are reported to the full Boards of Directors of the Corporation and Frontier Bank. The membership of the Audit Committee during 1997 was Mr. Rice, Chairman of the committee, Mr. Dujardin, Mr. Novack, Mr. Regan, Mr. Rubatino, Mr. Storkson and Ms. DeYoung.
The committee held six meetings in 1997.

Personnel Committee. The functions of the Personnel Committee include establishment of policies with respect to the compensation of officers and employees of the Corporation and its subsidiaries. During 1997, the members of the Personnel Committee were Mr. Novack, Chairman of the committee, Mr. Dickson, Mr. Hansen, Mr. Lucas, Mr. Mulligan, Mr. Roy Robinson, and Mr. Storkson. The Committee held one meeting in 1997.

No Nominating Committee has been established.


                            COMPENSATION OF DIRECTORS

For 1997, all Directors of the Corporation and Frontier Bank received an annual retainer of $17,500 for service on the Corporation's board, and a fee of $1,800 for each Frontier Bank board meeting attended. Directors do not receive any fees for attendance at committee meetings. The Chairman of the Board receives an additional fee of $200 for each Frontier Bank board meeting attended.


          PROPOSALS TO APPROVE AMENDMENTS TO ARTICLES OF INCORPORATION

The Board of Directors believe that the best interests of the Corporation and its shareowners will be served by adopting several changes to the Corporation's current Articles of Incorporation (the "Articles"), all of which are reflected in the Amended and Restated Articles of Incorporation attached to this Proxy Statement as Appendix A (the "Amended and Restated Articles"). In the event that not all of the following amendments are approved by the Corporation's shareowners, the Corporation's Amended and Restated Articles will reflect only those changes that have been so approved. The Board's reasons for recommending each of the various changes, and potential advantages and disadvantages of implementing these changes, are described below. Two of the amendments described below provide takeover protection for the Corporation. While these provisions could have the effect of delaying, deterring or preventing a takeover of the Corporation, the Board believes that they are in the best interest of the Corporation's shareowners because these provisions will give the Board additional rights and power to use in negotiating with a potential acquirer. The Board believes that it will thereby be able to more effectively fulfill its duty to obtain the maximum value possible for shareowners in the event of a takeover of the Corporation, and to limit the ability of potential acquirers of the Corporation to employ abusive takeover tactics.

(a) AMENDMENT TO RESTATE OBJECTS AND PURPOSES OF THE CORPORATION AND ELIMINATE PROVISION RELATING TO DISTRIBUTIONS

The Corporation's Articles currently include a lengthy, detailed statement of the objects and purposes for which the Corporation was created in 1983. Under Washington law, a corporation may provide in its articles of incorporation that it may engage in any lawful act or activity for which corporations may be organized under such law. Accordingly, the Board has deemed it advisable to amend the Articles to so as to give the Corporation the broadest authorization possible under the law and to eliminate any doubt that might arise as to any activity which the Corporation may want to undertake. Article II of the Amended and Restated Articles reflects this amendment.

Similarly, the Corporation's Articles currently include a provision authorizing the Board to make certain distributions to shareowners. Because under Washington law the Board has the power to declare and make distributions to shareowners without any specific authorization in the Corporation's Articles, and to eliminate any doubt that might arise as to whether the provision in the Corporation's Articles in any way limits the Board's ability to declare distributions under Washington law, the Amended and Restated Articles do not contain any provisions relating to distributions, and the Corporation's Board accordingly will have the full power to declare and make distributions to shareowners under Washington law.

(b) AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000 AND TO CREATE A CLASS OF PREFERRED STOCK

The Corporation's Articles currently authorize the issuance of up to 20,000,000 shares of common stock. Of these authorized shares, as of the Record Date for the Annual Meeting there were 7,357,935 shares outstanding, and 124,940 shares that are issuable upon exercise of outstanding options under the Corporation's stock option plan. In addition, the Corporation has declared a 7% stock dividend payable on March 16, 1998 (the "7% Stock Dividend"), which will increase the number of outstanding shares by approximately 516,035 shares. Adoption of this amendment would increase the total number of authorized shares of Common Stock to 50,000,000 shares.

The Corporation's Articles do not currently authorize any Preferred Stock. Under the Amended and Restated Articles, the Board would be authorized to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the Corporation's shareowners. The proposed increase in the number of authorized shares of Common Stock and the authorization of Preferred Stock will not change the number of shares of Common Stock currently outstanding or the rights of the holders of such stock, and will have no dilutive effect upon the proportionate voting power of the present shareowners of the Corporation. However, to the extent that shares are subsequently issued to persons other than the present shareowners and/or in proportions other than the proportion that presently exists, such issuance could have a dilutive effect on present shareowners.

The Corporation does not currently have any specific plans with respect to issuance of additional shares of Common Stock (except in connection with the 7% Stock Dividend and for issuances pursuant to options currently outstanding and to be granted in the future under the Corporation's stock option plan) or with respect to issuance of shares of Preferred Stock. In recent years, the Corporation has issued shares of Common Stock primarily in connection with stock dividends, acquisitions, and upon exercise of options granted under the Corporation's stock option plan. The issuance of additional shares of stock for an acquisition may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing shareowners. The Corporation would expect that any such dilutive effect on earnings per share and/or book value per share would be relatively short-term in duration.

The Board believes that it is desirable to increase the number of authorized shares of Common Stock and to authorize shares of Preferred Stock. This action will provide the Corporation with flexibility in the future by assuring the availability of sufficient authorized but unissued Common Stock and Preferred Stock for valid corporate purposes such as stock dividends, mergers and acquisitions and financings. The newly authorized shares of Common Stock and Preferred Stock would be available for issuance without further action by shareowners except as required by law or, upon the effectiveness of the anticipated listing of the Corporation's Common Stock on the Nasdaq National Market, the applicable rules of the Nasdaq National Market. For example, with certain exceptions (such as stock splits) the current rules of the Nasdaq National Market would require approval by the Corporation's shareowners for sales or issuances by the Corporation of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the shares of Common Stock outstanding immediately prior to such issuance.

The Corporation has no current plan or commitment to issue shares of stock for purposes other than those discussed above, including any plan or intention to issue such shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from attempting to gain control of the Corporation or make more difficult the removal of management. For example, additional shares could be used to dilute the voting power of shares then outstanding or could be issued to persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. Management is not currently aware of any specific effort to obtain control of the Corporation by means of a merger, tender offer, solicitation in opposition to management, or otherwise. See "--Advantages and Disadvantages of Takeover Protections" below.

(c) AMENDMENT TO CREATE A CLASSIFIED BOARD OF DIRECTORS, AND TO PROVIDE THAT DIRECTORS MAY BE REMOVED ONLY FOR CAUSE

Washington law authorizes corporations to stagger the terms of directors by dividing the Board into two or three classes. The Amended and Restated Articles provide that the Corporation's Board will be divided into three classes, with one class elected each year, and the directors in that class being elected to serve a three-year term. In order to implement the classified Board, the 14 nominees for the Board of Directors at the Annual Meeting would be assigned to Class 1, Class 2 or Class 3, with those directors assigned to Class 1 initially being elected to a one-year term, those directors assigned to Class 2 initially being elected to a two-year term, and those directors assigned to Class 3 being elected to a three-year term. In accordance with Washington law, in the event a vacancy occurs on the Board, the Board may appoint a new director to fill such vacancy until the next annual meeting of shareowners. The Amended and Restated Articles also provide that a director may be removed from office only for cause by shareowners of not less than two-thirds of the shares entitled to elect the director or directors whose removal is sought.

The Board believes it is desirable to create a classified Board because it will promote continuity of management and stability of the Corporation's traditional policies. The Board believes that such continuity and stability enhance the ability of the Corporation and its subsidiaries to attract and retain the competent and qualified officers and employees necessary for continued success. The creation of a classified Board will make it more difficult in the future for any group of shareowners, including those holding a majority of the voting stock, to force an immediate change the composition of the Board of Directors. Without a classified Board, directors stand for election each year, so it would only take one year for the entire Board to be replaced. Following the creation of a classified Board, at least two annual meetings, or a special meeting called for the purpose of removing directors, will be required to effect a change in the majority of the Board of Directors. As a result, this format for election of directors could have the effect of discouraging unsolicited takeover bids. See "--Advantages and Disadvantages of Takeover Protections" below.

(d)   AMENDMENT TO LIMIT PERSONAL LIABILITY OF DIRECTORS

Under Washington law, a corporation may provide in its articles of incorporation for the elimination or limitation of personal liability of directors to the corporation or its shareowners for monetary damages for their conduct as directors, and the Amended and Restated Articles contain such a provision. In accordance with Washington law, this provision does not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct, a knowing violation of law, conduct regarding liability for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. The Board believes that the large majority of Washington public companies provide for this limitation on personal liability of directors, and that this provision will aid the Corporation in attracting and retaining the services of qualified directors.

ADVANTAGES AND DISADVANTAGES OF TAKEOVER PROTECTIONS

Public companies are potentially subject to attempts by various individuals and entities to acquire significant positions in the company with the intent of either obtaining actual control of the company by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies are also potentially subject to inadequately priced or coercive bids for control. Provisions in the Corporation's Articles, such as the provisions for the classified Board of Directors and the increase in authorized common stock and preferred stock described above, can provide protection for the Corporation's shareowners from such abusive tactics by giving the Board additional rights and power to use in negotiating with a potential acquirer. The Board believes that these takeover protections will enable it to more effectively fulfill its duty to obtain the maximum value possible for shareowners in the event of a takeover of the Corporation, and to limit the ability of potential acquirers of the Corporation to employ abusive takeover tactics. However, these takeover protections can also have the effect of delaying, deterring or preventing certain mergers, tender offers and other takeover attempts, or the removal of incumbent management, one or more of which some or a majority of the holders of the Corporation's voting stock may deem to be in their best interest.

CERTAIN WASHINGTON LAW PROVISIONS

As described above, certain of the changes that would be effected by the approval of the amendments to the Corporation's Articles proposed above may have the effect of impeding a hostile takeover of the Corporation. In addition, Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a takeover or change in control of the Corporation. Chapter 23B.19 of the Washington Act prohibits the company, with certain exceptions, from engaging in certain significant business transactions with an "acquiring person" (defined as a person who acquires 10% or more of the Corporation's voting securities without the prior approval of the Corporation's Board of Directors) for a period of five years after such acquisition. The prohibited transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareowner. After the five-year period, the Corporation may engage in otherwise proscribed transactions, so long as the transaction complies with certain fair price provisions of the statute or is approved by a majority of disinterested shareowners within each voting group entitled to vote separately. The Corporation may not exempt itself from coverage of this statute.

In addition, under Washington law the affirmative vote of at least two-thirds of the outstanding voting shares of a company are required for the approval of certain fundamental corporate transactions, including certain mergers or share exchanges, a sale of substantially all of a company's assets, and dissolution. However, public companies may in their articles provide that a lower vote requirement (but not less than a majority) is applicable to these corporate transactions. The Corporation has not provided for such a reduced vote requirement in its Articles, and is not at this time proposing to amend its Articles to provide for such a reduced vote requirement. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Corporation.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE FOREGOING AMENDMENTS TO THE CORPORATION'S ARTICLES OF INCORPORATION.


          PROPOSAL TO APPROVE AMENDMENT TO INCENTIVE STOCK OPTION PLAN

The Corporation's Incentive Stock Option Plan (the "Option Plan") provides a means whereby selected key management officers and employees may be granted incentive stock options ("ISOs") to purchase shares of the Corporation's Common Stock. The Option Plan was originally adopted by the Corporation's Board of Directors on March 18, 1992, and was approved by the Corporation's shareowners on April 22, 1992. The Option Plan previously provided that the number of shares that may be granted under the Option Plan is 10% of the authorized shares of the Corporation's Common Stock. As of the date the Option Plan was originally adopted, the Corporation had 3,000,000 shares of Common Stock authorized and therefore 300,000 shares were available for issuance pursuant to the Plan. On February 23, 1998, the Board of Directors adopted an amendment to the Option Plan that would, subject to shareowner approval, establish 750,000 as the maximum number of shares of Common Stock that may be issued under the Option Plan. As of December 31, 1997, a total of 223,817 shares of Common Stock had been issued pursuant to options granted under the Option Plan, or were subject to issuance upon exercise of outstanding options. As of December 31, 1997, the fair market value of the Corporation's Common Stock was $37.00 per share. The Option Plan expires on March 18, 2002, and no additional options may be granted under the Option Plan after that date.

The Board of Directors believes that establishing the number of shares to be issued under the Option Plan at 750,000 would, among other things, promote the interests of the Corporation and its shareowners by assisting the Corporation in attracting, retaining and stimulating the performance of key management officers and employees. The Board believes that existing option grants have contributed substantially to the successful achievement of these objectives and that the granting of stock options for these purposes is comparable with similar financial institutions.

DESCRIPTION OF THE OPTION PLAN

The Compensation (Personnel) Committee of the Board is currently the administrator of the Option Plan (the "Option Plan Administrator"). Subject to the terms of the Option Plan, the Option Plan Administrator determines the terms and conditions of options granted under the Option Plan, including the exercise price. All options granted under the Option Plan are intended to qualify as incentive stock options under the Internal Revenue Code (the "Code"). The Option Plan provides that the Option Plan Administrator must establish an exercise price for options that is not less than the fair market value per share at the date of grant. Each option must expire within ten years of the date of grant. However, if options are granted to persons owning more than 10% of the voting stock of the Corporation, the Option Plan and the tax laws for ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant and that the term of the ISOs may not exceed five years. Unless otherwise provided by the Option Plan Administrator, options granted under the Option Plan are fully vested upon grant, but may not be exercised until six months from the date of grant.

No option may be transferred by the optionee except that upon the death of an optionee, the optionee's spouse and/or children or personal representative has the right to exercise the unexpired option for a period of six months. Options granted under the Option Plan terminate and expire upon the termination of the optionee's employment by the optionee or by the Corporation for any reason (other than death or disability), unless the optionee has retired or been terminated with the approval of the Board of Directors, in which case the Board may allow the optionee to exercise the options for a six-month period following such cessation of employment (unless such options terminate or expire sooner by their terms).

In the event of a merger or consolidation in which the Corporation is the surviving entity, any option granted under the Option Plan automatically pertains to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving entity, all outstanding options will terminate, and immediately prior to such dissolution, liquidation, merger or consolidation each holder of options under the Option Plan may exercise his or her options in full, whether or not any vesting requirements relating to such options have been met.

FEDERAL INCOME TAX CONSEQUENCES

The material U.S. federal income tax consequences to the Corporation and to any person granted an option under the Option Plan who is subject to taxation in the United States under the existing applicable provisions of the Code and the underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences, nor does it address all issues that may be material to an optionee based on his or her particular circumstances. It is based on the Code, the Treasury Regulations proposed or promulgated thereunder and administrative interpretations as in effect on the date hereof and judicial precedents relating thereto, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax considerations discussed herein.

Under present law and regulations, no income will be recognized by a participant upon the grant of stock options.

Upon the exercise of an ISO during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee may generally have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as capital gain or loss. Whether any such capital gain is short-term, mid-term or long-term or any such capital loss is short-term or long-term will depend on the optionee's holding period with respect to the shares. If the shares are disposed of before the later of (a) or (b) above, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value on the exercise date of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee. The Corporation will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Corporation.

If the optionee uses already-owned shares to pay the exercise price of an option, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis (increased by any compensation recognized by the optionee) and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be zero, and the holding period for such additional shares will begin on the day after the exercise date. Special considerations apply to the use of already-owned stock that was itself received upon the exercise of an ISO to pay the exercise price of a subsequently exercised ISO, and an optionee considering the use of such shares to pay the exercise price of an option is urged to consult with his or her tax advisor.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CORPORATION'S INCENTIVE STOCK OPTION PLAN.

                    STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

The beneficial ownership by executive officers and directors of the Corporation's stock, and the percentages of such ownership to the total amount of the Corporation's stock outstanding as of December 31, 1997, is set forth in the following table:

NAME OF                        NUMBER OF COMMON SHARES         PERCENTAGE OF
BENEFICIAL OWNER               BENEFICIALLY OWNED (1)        OUTSTANDING STOCK
----------------               ----------------------        -----------------

Directors:

George E. Barber                       63,726                         *
Lucy DeYoung                              313                         *
Robert J. Dickson                     282,950  (2)                    3.85%
David A. Dujardin                      21,583                         *
Edward D. Hansen                      123,201                         1.68%
William H. Lucas                       42,763                         *
James H. Mulligan                      76,556                         1.04%
Edward J. Novack                      123,595                         1.68%
J. Donald Regan                        98,563                         1.34%
Roger L. Rice                          94,323                         1.28%
Roy A. Robinson                       109,160                         1.49%
William J. Robinson                   139,932                         1.90%
Edward C. Rubatino                    121,644                         1.65%
Darrell J. Storkson                   119,265                         1.62%

All directors and executive
officers as a group (16 in          1,431,371                        19.47%
number)  (2)(3)

----------
*     Less than 1%.

(1) Includes shares, if any, held by spouse, held by or for the benefit of the director or one or more members of the immediate family.

(2) Includes 17,761 shares to which Mr. Dickson has the right to acquire by virtue of options granted pursuant to the Corporation's Stock Option Plan.

(3) Includes 4,719 shares which the Corporation's executive officers (other than Mr. Dickson) have the right to acquire by virtue of options granted pursuant to the Corporation's Stock Option Plan.

As of March 1, 1998, there was no individual or entity known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of its stock.

                               EXECUTIVE OFFICERS

The following table shows the name of each executive officer of the Corporation, his age, and the offices he holds with the Corporation and Frontier Bank. All offices are held at the discretion of the Board of Directors.


         NAME                    AGE             OFFICE AND YEAR ASSUMED OFFICE
         ----                    ---             ------------------------------

Robert J. Dickson                 64     President and Chief Executive Officer of the
                                         Corporation (1983) and Frontier Bank (1978)

James F. Felicetty                54     Secretary and Treasurer of the Corporation (1983)

F. Earl Carey                     64     Vice President of the Corporation (1985) and Senior
                                         Vice President of Frontier Bank (1986)

COMPENSATION OF EXECUTIVES

The following table sets forth certain compensation information with respect to the Corporation's Chief Executive Officer for the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer of the Corporation received compensation in excess of $100,000 during the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                      ANNUAL COMPENSATION              AWARDS
                                ---------------------------------   ------------
                                                     OTHER ANNUAL    SECURITIES    ALL OTHER
      NAME AND                  SALARY      BONUS    COMPENSATION    UNDERLYING   COMPENSATION
 PRINCIPAL POSITION    YEAR      ($)         ($)        ($)(1)       OPTIONS(#)      ($)(2)
 ------------------    ----     ------      -----    ------------   ------------  ------------

Robert J. Dickson      1997    $240,000    $139,612    $65,785          2,700         $4,800
President and CEO      1996     225,000     111,416     68,390          3,200          4,500
                       1995     200,000      83,118     56,674          3,500          4,500

----------
(1) Includes Board fees and amounts paid pursuant to profit sharing and purchase plans. Does not include earnings on prior years contributions to retirement plans.

(2) With respect to the year ended December 31, 1997, represents $4,800 paid for a matching contribution to the Corporation's 401(k) plan.

OPTION GRANTS

The following table sets forth certain information regarding options to purchase shares of the Corporation's Common Stock granted to the Corporation's Chief Executive Officer during the fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                      NUMBER OF     PERCENT OF                                ANNUAL
                     SECURITIES       TOTAL                             RATE OF STOCK PRICE
                     UNDERLYING      OPTIONS                             APPRECIATION FOR
                       OPTIONS      GRANTED TO   EXERCISE                   OPTION TERM
                       GRANTED     EMPLOYEES IN    PRICE    EXPIRATION  -------------------
       NAME              (#)       FISCAL YEAR   ($/SHARE)     DATE      5%($)      10%($)
       ----          ----------    ------------  ---------  ----------  ------      -------

Robert J. Dickson     2,700(1)        19.0%        $37.00      2007     $62,827    $159,215


----------
(1) The exercise price of the options is the fair market value of the Common Stock on the date of the grant, and the options are fully exercisable six months from the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

The following table sets forth certain information regarding options exercised in during the fiscal year ended December 31, 1997, and options held as of December 31, 1997 by the Corporation's Chief Executive Officer.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                       VALUE OF
                                                                    NUMBER OF         UNEXERCISED
                                                                   UNEXERCISED       IN-THE-MONEY
                                                               OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                                                  YEAR-END (#)       YEAR END ($)
                                                               -----------------   -----------------
                      SHARES ACQUIRED ON          VALUE            EXERCISABLE/       EXERCISABLE/
       NAME            EXERCISE (#) (1)      REALIZED ($) (1)     UNEXERCISABLE      UNEXERCISABLE
       ----           ------------------     ----------------  -----------------   -----------------

Robert J. Dickson            4,153                $120,661        17,761/2,700          $304,457/0


----------
(1) The shares exercised were granted in 1990 and 1991 at the price of the stock at that time. Any shareowner who purchased stock at that time would have the same value realized in their holdings. The value realized is based on the difference between the exercise price of the options and the value of the Corporation's Common Stock on the date of exercise, and is not reduced to reflect taxes payable with respect to such amount.

    COMPENSATION (PERSONNEL) COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS

The following directors were members of the Personnel (Compensation) Committee during 1997, some of whom had loan transactions with Frontier Bank during the year, and had outstanding balances at year-end 1997 as follows:

Robert J. Dickson, Director, President & CEO                          $ 44,856
Edward D. Hansen, Director                                             731,017
William H. Lucas, Director                                             625,735
James H. Mulligan, Director                                          3,186,402
Edward J. Novack, Director and Secretary of the Board of               223,172
  Frontier Bank
Roy A. Robinson, Director                                                   --
Darrell J. Storkson, Director                                        5,453,275

The only director who is an officer of Frontier Bank is Mr. Dickson. The above directors are not compensated for Personnel Committee meetings.


    BOARD COMPENSATION (PERSONNEL) COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The policy of the Committee with respect to executive compensation is that such compensation should (a) assist the Corporation in attracting, retaining and motivating key executives, (b) align the interests of executives with the interests of shareowners, (c) reflect the Corporation's performance, and (d) reward executives for their individual performance. Executive compensation includes base salary, bonuses and stock option grants. These programs are designed to provide incentives for both short- and long-term performance.

In setting the compensation of the Corporation's CEO and other executive officers, the Compensation Committee considers, among other things, the financial performance of the Corporation, the return to shareowners, the level of compensation paid by other similar size financial corporations, and individual responsibility and performance. Base salaries are reviewed on an annual basis, and adjusted as the Committee determines is appropriate.

In reviewing Mr. Dickson's performance for 1997, the Committee particularly took into consideration the Corporation's increased profits and the increase in the stock price for 1997. Net income in 1997 reached $16.9 million, or $2.28 per fully diluted share, an increase of 15.6% over 1996. The value of the Corporation's common stock appreciated 27.7% in 1997, increasing in price from $29.00 per share to $37.00 per share (as adjusted to reflect the 7% stock dividend paid in March 1997). Other accomplishments for the year included the continued expansion of the Corporation's market area with the opening of the Redmond, Washington office of the Bank, and the opening of a commercial banking office, also in Redmond. Additionally, the Corporation continued to maintain a quality loan portfolio and paid its sixteenth stock dividend to shareowners since its inception. Also for the year, total assets increased $79.3 million, or 9.9%, and total loans increased $64.9 million, or 10.8%. The Corporation was able to maintain a net interest margin for the year of 5.38%, which the Compensation Committee considered to be high compared to industry standards. Accordingly, the Compensation Committee increased Mr. Dickson's base salary by $15,000 to $240,000, and awarded him a bonus of approximately $140,000. In addition,

Mr. Dickson was awarded a stock option grant to purchase 2,700 shares of common stock. Mr. Dickson does not participate in deliberations of the Compensation Committee relating his compensation.

Submitted by Members of the Compensation Committee

Robert J. Dickson                           Edward J. Novack
Edward D. Hansen                            Roy A. Robinson
William H. Lucas                            Darrell J. Storkson
James H. Mulligan


                        FIVE YEAR PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO SHAREOWNERS

The graph below provides a comparison of the cumulative shareowner returns on the Corporation's Common Stock as compared with the cumulative total return of the S&P 500 and the S&P Major Regional Banks (MRB) index.

                         FRONTIER FINANCIAL CORPORATION
                        HISTORICAL PERFORMANCE COMPARISON
                     TOTAL CUMULATIVE RETURN TO SHAREOWNERS






                              [PERFORMANCE GRAPH]





                        12/31/92       12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                        --------       --------     --------     --------     --------     --------
FFC                        100          137.50       217.80       263.10       310.64       396.72
Major Regional Banks       100          105.37        96.07       151.34       206.84       313.84
S&P 500                    100          110.01       108.32       149.03       183.28       246.57


The above presentation assumes $100 was invested on January 1, 1993 in the Corporation's Common Stock, the S&P 500 index, and the S&P Major Regional Banks index.


             SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers, directors and greater than 10% shareowners, if any, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareowners are required by Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Corporation, or representations from certain reporting persons, the Corporation believes that during 1997 all filing requirements applicable to its officers and directors were complied with by such persons.

                           MISCELLANEOUS TRANSACTIONS
                           WITH DIRECTORS AND OFFICERS

The Corporation's subsidiary has as banking customers many of the Corporation's directors and officers, as well as the businesses with which they are associated. All loans made to such persons and entities during the past year were made in Frontier Bank's ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons. These loans do not involve more than a normal risk of collectability, nor do they present any other unfavorable feature. See "Compensation (Personnel) Committee Interlocks and Insider Participations."


                              FINANCIAL INFORMATION

The Corporation's 1997 Annual Report, which contains the Corporation's financial statements, is being sent to the shareowners with this Proxy Statement, and is hereby incorporated by reference in its entirety.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The independent public accounting firm of Moss Adams audited the Corporation's consolidated financial statements for the year 1997, and has been similarly engaged in 1998. Representatives from Moss Adams are expected to be present at the Annual Meeting of Shareowners, and given the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.


                                 OTHER BUSINESS

The Board of Directors of the Corporation is not presently aware of any other business to come before the Annual Meeting, as of the date of the preparation of this Proxy Statement, no shareowner has submitted to the Board any proposal to be acted on at the meeting. If any matters come before the meeting, not referred to in the enclosed Proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment.


                            SHAREOWNER PROPOSALS FOR
                               1999 ANNUAL MEETING

In order for shareowner proposals to be included in the 1999 proxy materials, and considered at the 1999 Annual Meeting of Shareowners, proposals must be received by the Secretary of the Corporation at the address shown on the Notice of Meeting no later than November 20, 1998.

IT IS EXTREMELY IMPORTANT THAT YOUR VOTE BE COUNTED AT THIS MEETING.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED, AND RETURNED IN THE ENCLOSED ENVELOPE, FOR WHICH POSTAGE HAS BEEN PAID. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                       By Order of the Board of Directors,


                                       James F. Felicetty, Secretary

                               ------------------

The Corporation will furnish without charge to any shareowner submitting a written request, a copy of the Corporation's Form 10-K Annual Report for 1997 to the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be addressed to James F. Felicetty, Secretary/Treasurer, Frontier Financial Corporation, 332 S.W. Everett Mall Way, P.O. Box 2215, Everett, Washington 98203.

                                                                      APPENDIX A

                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                         FRONTIER FINANCIAL CORPORATION

      Frontier Financial Corporation, a Washington corporation, by its President, hereby submits the following Amended and Restated Articles of Incorporation of said corporation, pursuant to provisions of RCW 23B.10.070, and a resolution duly adopted by the Board of Directors on February 23, 1998 and the Shareowners on _____________. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments and prior restatements thereto as of the date of their adoption.

                                 ARTICLE I. NAME

      The name of the corporation is Frontier Financial Corporation.

                         ARTICLE II. PURPOSES AND POWERS

      This corporation is organized to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act. This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose of this corporation and to exercise any and all powers authorized or permitted under any laws that may now or hereafter be applicable or available to this corporation.

                             ARTICLE III. EXISTENCE

      The existence of this corporation is perpetual.

                               ARTICLE IV. SHARES

4.1   AUTHORIZED CAPITAL

      The total number of shares which the corporation is authorized to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

4.2   ISSUANCE OF PREFERRED STOCK IN SERIES

      The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

4.5   DIVIDENDS

      The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock are cumulative, then if dividends have not been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock may be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.6   REDEMPTION

      The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

4.7   LIQUIDATION

      In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution is made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock will not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

4.8   CONVERSION

      Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

4.9   VOTING RIGHTS

      Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                          ARTICLE V. PREEMPTIVE RIGHTS

      No shareowners shall have preemptive rights to acquire unissued shares of the corporation.

                          ARTICLE VI. CUMULATIVE VOTING

      Each share of Common Stock, when issued, shall be entitled to one vote. Cumulative voting for directors shall not be allowed.

                        ARTICLE VII. CERTAIN TRANSACTIONS

      No contracts or other transactions between the corporation any other corporation (or partnership) and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily interested in, or are directors or officers of such other corporation (or partnership): any director individually, or any firm of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contracts or transactions of the corporation, provided that the fact that he or she or such corporation is so interested is disclosed or known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which authorizes any such contracts or transactions with like form and effect as if he or she were not such director or officer of such other corporation or not so interested.

                             ARTICLE VIII. DIRECTORS

8.1   NUMBER AND TENURE

      The directors who shall manage the affairs of the corporation shall not be less than five (5) nor more than twenty-five (25) in number to be elected by the common shareowners. The exact number shall be determined from time to time by a resolution of the Board of Directors. In case of vacancies in the Board of Directors by death, resignation or otherwise a majority of the remaining directors may elect directors to fill the vacancies. Prior to the 1998 annual election of Directors, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareowners. At the 1998 annual election of Directors, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 1 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareowners, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareowners and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareowners. At each annual meeting of shareowners following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareowners. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

8.2   REMOVAL FOR CAUSE

      The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                               ARTICLE IX. BY-LAWS

      The Board of Directors has the power and authority to make, alter, amend or repeal By-Laws of this corporation, subject to the power of the shareowners having voting power to alter, amend or repeal the By-Laws.

                         ARTICLE X. EXECUTIVE COMMITTEE

      The Board of Directors may by resolution passed by a majority of the entire board of Directors designate one or more directors to constitute an executive committee, which shall have and exercise the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution.

                  ARTICLE XI. LIMITATION OF DIRECTOR LIABILITY

      To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareowners for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                      PROXY

                This proxy is solicited by the Board of Directors

                         FRONTIER FINANCIAL CORPORATION
                  PROXY FOR 1998 ANNUAL MEETING OF SHAREOWNERS

      The undersigned, having received the Notice of Meeting and Proxy Statement dated March 20, 1998, hereby appoint Robert J. Dickson and William J. Robinson, and each of them, proxies of the undersigned, with full power of substitution, to attend the 1998 annual meeting of the shareowners of the Corporation to be held at Everett Golf & Country Club, Everett, Washington, on Thursday, April 16, 1998, at 7:30 p.m., and any at adjournment or postponements thereof, and thereat to vote as designated below, all of the shares of stock of the undersigned in the Corporation which the undersigned would be entitled to vote if personally present.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM (1), "FOR" ITEMS (2)(a), (b), (c) AND (d), AND "FOR" ITEM (3).

      (1) To elect Directors to serve for the terms stated in the Proxy Statement (or, in the event item (2)(c) below is not approved, until the next annual meeting of shareowners).

            [ ]   FOR ALL nominees listed below.
            [ ]   WITHHOLD AUTHORITY to vote for ALL nominees listed below.
            [ ]   WITHHOLD  AUTHORITY to vote for ANY INDIVIDUAL  nominee(s).
                  To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below:

                       George E. Barber                 Edward J. Novack
                       Lucy DeYoung                     J. Donald Regan
                       Robert J. Dickson                Roger J. Rice
                       David A. Dujardin                Roy A. Robinson
                       Edward D. Hansen                 William J. Robinson
                       William H. Lucas                 Edward C. Rubatino
                       James H. Mulligan                Darrell J. Storkson

      (2) To consider and vote upon certain amendments to the Corporation's Articles of Incorporation, as follows:

            (a) An amendment to restate the objects and purposes of the Corporation and to eliminate the provision relating to distributions;

                  [ ] For       [ ] Against       [ ]Abstain

            (b) An amendment to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 and to create a class of preferred stock, with 10,000,000 shares authorized;

                  [ ] For       [ ] Against       [ ]Abstain

            (c) An amendment to create a classified board of directors, and to provide that a director may be removed only for cause; and

                  [ ] For       [ ] Against       [ ]Abstain

            (d) An amendment to limit the personal liability of directors of the Corporation to the full extent allowed under Washington law.

                  [ ] For       [ ] Against       [ ]Abstain

      (3) To consider and vote upon an amendment to the Corporation's Incentive Stock Option Plan.

                  [ ] For       [ ] Against       [ ]Abstain

      This proxy will be voted as directed, or if no such direction is indicated, it will be voted "FOR ALL nominees" in item (1), "For" items (2)(a),
(b), (c) and (d), "For" item (3), and will be voted in the discretion of the proxies upon all other matters which may properly come before the meeting or any adjournment or postponement thereof.

Holder ID:  1

Dated: ____________________, 1998

                                             ___________________________________

                                             ___________________________________
                                                        Signature(s)

Note: Please date, sign exactly as name or names appear hereon, and return in the enclosed pre-paid envelope. When signing as Attorney, Executor, Trustee, Guardian or Officer of a corporation, please give title as such.